Exhibit 99.1
Upstart Announces Second Quarter 2024 Results

SAN MATEO, Calif. – August 6, 2024 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for its second quarter of fiscal year 2024 ended June 30, 2024. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“The guidance we released today demonstrates that we’re on track toward resuming our role as the fintech known for high growth and healthy margins,” said Dave Girouard, CEO, Upstart. “The improvements in our business are coming from significant advances in our AI model, a revitalized funding supply, and increased operating efficiency. These wins and more are providing the foundation for the Upstart comeback story.”

Second Quarter 2024 Financial Highlights
•Revenue. Total revenue was $128 million, a decrease of 6% from the second quarter of 2023, and remained flat sequentially. Total fee revenue was $131 million, a decrease of 9% year-over-year.

•Transaction Volume and Conversion Rate. 143,900 loans were originated, totaling $1.1 billion across our platform in the second quarter of 2024, down 6% from the same quarter of the prior year. Conversion on rate requests was 15% in the second quarter of 2024, up from 9% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(55.5) million, down from $(33.3) million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(54.5) million, down from $(28.2) million in the second quarter of the prior year. Adjusted net income (loss) was $(15.3) million, down from $5.4 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(0.62), and diluted adjusted earnings per share was $(0.17) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $76.1 million in the second quarter of 2024, down 21% year-over-year, with a contribution margin of 58% compared to a 67% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $(9.3) million, down from $11.0 million in the same quarter of the prior year. The second quarter 2024 adjusted EBITDA margin was (7)% of total revenue, down from 8% in the same quarter of the prior year.

Financial Outlook
For the third quarter of 2024, Upstart expects:
•Revenue of approximately $150 million
◦Revenue From Fees of approximately $155 million
◦Net Interest Income (Loss) of approximately $(5) million
•Contribution Margin of approximately 57%
•Net Income (Loss) of approximately $(49) million
•Adjusted Net Income (Loss) of approximately $(14) million
•Adjusted EBITDA of approximately $(5) million
•Basic Weighted-Average Share Count of approximately 90.0 million shares
•Diluted Weighted-Average Share Count of approximately 90.0 million shares
For the second half of 2024, Upstart expects:
•Revenue from fees of approximately $320 million, and
•Positive EBITDA in the fourth quarter
Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on August 6, 2024. To access the call in the United States and Canada: +1 888-394-8218, conference code 9076016. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 9076016. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to 100+ banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with zero documentation to upload. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and Columbus, Ohio.

Press
press@upstart.com

Investors
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the third quarter of 2024 and the second half of 2024, and being on track toward resuming our role as the fintech known for high growth and healthy margins. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including through securitizations, committed capital arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of economic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define “transaction volume, number of loans” as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, as well as certain items that are not related to core business and ongoing operations, such as reorganization expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, certain employer payroll taxes on employee stock transactions, expense on convertible notes, and reorganization expenses as well as certain items that are not related to core business and ongoing operations. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	June 30,
	2023	2024
Assets
Cash	$368,405	$374,791
Restricted cash	99,382	185,827
Loans (at fair value)(1)	1,156,413	820,628
Property, equipment, and software, net	42,655	39,728
Operating lease right of use assets	54,694	49,144
Beneficial interest assets (at fair value)	41,012	97,804
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes 48,897 and 50,860 at fair value as of December 31, 2023 and June 30, 2024, respectively)	146,227	143,990
Total assets	$2,017,100	$1,820,224
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$53,580	$65,502
Borrowings	1,040,424	912,727
Payable to securitization note holders (at fair value)	141,416	113,652
Accrued expenses and other liabilities (includes 10,510 and 16,663 at fair value as of December 31, 2023 and June 30, 2024, respectively)	84,051	77,259
Operating lease liabilities	62,324	56,374
Total liabilities	1,381,795	1,225,514
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 86,330,303 and 89,084,180, shares issued and outstanding as of December 31, 2023 and June 30, 2024, respectively	9	9
Additional paid-in capital	917,872	996,345
Accumulated deficit	(282,576)	(401,644)
Total stockholders’ equity	635,305	594,710
Total liabilities and stockholders’ equity	$2,017,100	$1,820,224

(1)Includes $179.1 million and $135.1 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2023 and June 30, 2024, respectively.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenue:
Revenue from fees, net	$143,689	$130,532	$260,830	$268,600
Interest income, interest expense, and fair value adjustments, net:
Interest income(1)	33,916	52,883	79,231	104,054
Interest expense(1)	(4,282)	(11,470)	(11,414)	(22,184)
Fair value and other adjustments(1)	(37,557)	(44,315)	(89,954)	(95,046)
Total interest income, interest expense, and fair value adjustments, net	(7,923)	(2,902)	(22,137)	(13,176)
Total revenue	135,766	127,630	238,693	255,424
Operating expenses:
Sales and marketing	23,891	32,958	55,329	68,108
Customer operations	36,797	38,684	77,387	78,092
Engineering and product development	57,974	58,453	168,045	121,544
General, administrative, and other	50,448	53,021	103,111	110,634
Total operating expenses	169,110	183,116	403,872	378,378
Loss from operations	(33,344)	(55,486)	(165,179)	(122,954)
Other income, net	5,197	1,031	7,794	3,915
Net loss before income taxes	(28,147)	(54,455)	(157,385)	(119,039)
Provision for income taxes	18	15	34	29
Net loss	$(28,165)	$(54,470)	$(157,419)	$(119,068)

Net loss per share, basic	$(0.34)	$(0.62)	$(1.91)	$(1.36)
Net loss per share, diluted	$(0.34)	$(0.62)	$(1.91)	$(1.36)
Weighted-average number of shares outstanding used in computing net loss per share, basic	83,130,638	88,435,893	82,524,403	87,733,294
Weighted-average number of shares outstanding used in computing net loss per share, diluted	83,130,638	88,435,893	82,524,403	87,733,294
(1)Balances for the three months ended June 30, 2024 include $7.7 million of interest income, $(2.5) million of interest expense, and $(9.3) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the six months ended June 30, 2024 include $16.3 million of interest income, $(5.3) million of interest expense, and $(19.9) million of fair value and other adjustments, net related to the consolidated securitization.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2024
Cash flows from operating activities
Net loss	$(157,419)	$(119,068)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in fair value of loans	90,341	103,778
Change in fair value of servicing assets	10,165	8,201
Change in fair value of servicing liabilities	(1,468)	(817)
Change in fair value of beneficial interest assets	1,956	(1,067)
Change in fair value of beneficial interest liabilities	(85)	9,344
Change in fair value of other financial instruments	(2,271)	(4,316)
Stock-based compensation	106,705	69,986
Gain on loan servicing rights, net	(6,960)	(5,897)
Depreciation and amortization	10,866	10,460
Non-cash interest expense	1,533	1,541
Other	(1,917)	(6,084)
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(1,250,346)	(1,570,013)
Proceeds from sale of loans held-for-sale	1,266,604	1,491,994
Principal payments received for loans held-for-sale	101,829	115,335
Principal payments received for loans held by consolidated securitization	—	24,714
Payments on beneficial interest liabilities	—	(2,367)
Other assets	(3,826)	5,722
Operating lease liability and right-of-use asset	1,438	(400)
Payable to investors for beneficial interest assets(1)	4,108	—
Accrued expenses and other liabilities	(29,657)	(13,129)
Net cash provided by operating activities	141,596	117,917

Cash flows from investing activities
Purchases and originations of loans held-for-investment	(83,868)	(110,941)
Principal payments received for loans held-for-investment	50,427	60,207
Principal payments received for notes receivable and repayments of residual certificates	2,996	2,681
Purchases of property and equipment	(1,150)	(721)
Capitalized software costs	(6,324)	(3,356)
Acquisition of beneficial interest assets	(26,427)	(63,246)
Proceeds from beneficial interest assets	—	1,729
Net cash used in investing activities	(64,346)	(113,647)

Cash flows from financing activities
Proceeds from borrowings	340,370	247,510
Repayments of borrowings	(397,644)	(154,999)
Principal payments made on securitization notes	—	(28,446)
Payable to investors(1)	(54,944)	17,714
Proceeds from issuance of common stock under employee stock purchase plan	5,728	4,565

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2024
Proceeds from exercise of stock options	6,672	2,219
Taxes paid related to net share settlement of equity awards	(6)	(2)
Net cash provided by (used in) financing activities	(99,824)	88,561
Change in cash and restricted cash	(22,574)	92,831
Cash and restricted cash
Cash and restricted cash at beginning of period	532,467	467,787
Cash and restricted cash at end of period	$509,893	$560,618

(1)During the second quarter of 2024, the Company elected to change the presentation of changes in payable to investors balance on the condensed consolidated statement of cash flows. Under the new presentation, a portion of the payable to investors balance related to fiduciary cash was reclassified from operating to financing activities.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenue from fees, net	$143,689	$130,532	$260,830	$268,600
Loss from operations	(33,344)	(55,486)	(165,179)	(122,954)
Operating Margin	(23)%	(43)%	(63)%	(46)%
Sales and marketing, net of borrower acquisition costs(1)	$4,842	$9,741	$16,568	$20,072
Customer operations, net of borrower verification and servicing costs(2)	8,079	7,486	18,863	14,787
Engineering and product development	57,974	58,453	168,045	121,544
General, administrative, and other	50,448	53,021	103,111	110,634
Interest income, interest expense, and fair value adjustments, net	7,923	2,902	22,137	13,176
Contribution Profit	$95,922	$76,117	$163,545	$157,259
Contribution Margin	67%	58%	63%	59%
(1)Borrower acquisition costs were $19.0 million and $23.2 million for the three months ended June 30, 2023 and 2024, respectively, and $38.8 million and $48.0 million for six months ended June 30, 2023 and 2024, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $28.7 million and $31.2 million for the three months ended June 30, 2023 and 2024, respectively, and $58.5 million and $63.3 million for six months ended June 30, 2023 and 2024. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Total revenue	$135,766	$127,630	$238,693	$255,424
Net loss	(28,165)	(54,470)	(157,419)	(119,068)
Net Loss Margin	(21)%	(43)%	(66)%	(47)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$33,519	$35,410	$108,545	$72,843
Depreciation and amortization	4,425	4,828	10,866	10,460
Reorganization expenses	—	3,778	15,536	3,778
Expense on convertible notes	1,176	1,183	2,350	2,363
Provision for income taxes	18	15	34	29
Adjusted EBITDA	$10,973	$(9,256)	$(20,088)	$(29,595)
Adjusted EBITDA Margin	8%	(7)%	(8)%	(12)%

(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss	$(28,165)	$(54,470)	$(157,419)	$(119,068)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	33,519	35,410	108,545	72,843
Reorganization expenses	—	3,778	15,536	3,778
Adjusted Net Income (Loss)	$5,354	$(15,282)	$(33,338)	$(42,447)
Net loss per share:
Basic	$(0.34)	$(0.62)	$(1.91)	$(1.36)
Diluted	$(0.34)	$(0.62)	$(1.91)	$(1.36)
Adjusted Net Income (Loss) per Share:
Basic	$0.06	$(0.17)	$(0.40)	$(0.48)
Diluted	$0.06	$(0.17)	$(0.40)	$(0.48)
Weighted-average common shares outstanding:
Basic	83,130,638	88,435,893	82,524,403	87,733,294
Diluted	91,026,284	88,435,893	82,524,403	87,733,294
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.